Exhibit 99.3

Woodford Petroleum LLC

Financial Statements

December 31, 2021

C O N T E N T S

Independent Auditor’s Report

To the Board of Managers and Members of

Woodford Petroleum LLC

Opinion

We have audited the financial statements of Woodford Petroleum LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in members’ equity, and cash flows for each of the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter – Significant Subsequent Event

As discussed in Note 1 to the financial statements, in January 2022, the company sold all its assets and intends to file for a certificate of dissolution with the Secretary of State of the State of Delaware. The Company intends to return capital to its members, subject to an analysis of the net cash available for distribution to its members and the amount of net cash that must be retained to satisfy the Company’s ongoing liabilities during the winding-up process. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date that the financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Weaver and Tidwell, L.L.P.
24 Greenway Plaza, Suite 1800 | Houston, Texas 77046
Main: 713.850.8787
CPAs AND ADVISORS | WEAVER.COM

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The Board of Managers and Members of

Woodford Petroleum LLC

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

June 10, 2022

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Financial Statements

Woodford Petroleum LLC

Balance Sheets

December 31, 2021 and 2020

`	2021	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$45,128	$1,969
Accounts receivable - oil and gas sales	49,989	27,586

Total current assets	95,117	29,555

OIL AND GAS PROPERTIES, full cost method, net	-	1,817,830
ASSETS HELD FOR SALE	1,408,557	-

TOTAL ASSETS	$1,503,674	$1,847,385

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$49,536	$11,912
Accounts payable - related party	5,487	118,248
Liabilities held for sale - current	10,747	-
Note payable - current	2,098	-

Total current liabilities	67,868	130,160

NON-CURRENT LIABILITIES
Note payable	148,802	150,900
Liabilities held for sale - non-current	68,420	-
Asset retirement obligations	-	75,925

Total non-current liabilities	217,222	226,825

Total liabilities	285,090	356,985

MEMBERS’ EQUITY	1,218,584	1,490,400

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,503,674	$1,847,385

The Notes to Financial Statements

are an integral part of these statements.

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Woodford Petroleum LLC

Statements of Operations

Years Ended December 31, 2021 and 2020

	2021	2020
REVENUES
Oil and gas sales	$499,718	$400,562

OPERATING EXPENSES Lease operating	170,639	130,622
Production tax	30,534	25,314
General and administrative	307,694	640,509
Accretion	3,242	3,109
Depreciation, depletion and amortization	223,748	245,521
Impairment	192,923	907,235
Total expenses	928,780	1,952,310
Loss from operations	(429,062)	(1,551,748)

OTHER INCOME
Interest income	14	206

NET LOSS	$(429,048)	$(1,551,542)

The Notes to Financial Statements

are an integral part of these statements.

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Woodford Petroleum LLC

Statements of Changes in Members’ Equity

Years Ended December 31, 2021 and 2020

BALANCE, January 1, 2020	$2,339,991

Members’ contributions	701,951

Net loss	(1,551,542)

BALANCE, December 31, 2020	1,490,400

Members’ contributions	157,232

Net loss	(429,048)

BALANCE, December 31, 2021	$1,218,584

The Notes to Financial Statements

are an integral part of these statements.

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Woodford Petroleum LLC

Statements of Cash Flows

Years Ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(429,048)	$(1,551,542)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion and amortization	223,748	245,521
Impairment	192,923	907,235
Accretion expense	3,242	3,109
Change in operating assets and liabilities
Accounts receivable - oil and gas sales	(22,403)	31,554
Settlement of asset retirement obligations	-	(14,918)
Accounts payable	37,624	221
Accounts payable - related party	(112,761)	(1,007,926)

Net cash used in operating activities	(106,675)	(1,386,746)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7,398)	(102,812)

Net cash used in investing activities	(7,398)	(102,812)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Note payable	-	150,900
Members’ contributions	157,232	701,951

Net cash provided by financing activities	157,232	852,851

Net increase (decrease) in cash and cash equivalents	43,159	(636,707)

CASH AND CASH EQUIVALENTS, beginning of year	1,969	638,676

CASH AND CASH EQUIVALENTS, end of year	$45,128	$1,969

The Notes to Financial Statements

are an integral part of these statements.

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Woodford Petroleum LLC

Notes to Financial Statements

Note 1. Organization and Business

Woodford Petroleum LLC (the Company) is a limited liability company organized on February 3, 2017 in the State of Delaware. The Company is an independent oil and natural gas company engaged in acquisition, exploration, production, and development of reserves in the Mid-Continent region, including Oklahoma, Colorado, Kansas and Texas. The Company’s strategy is to target areas near existing production that have not been produced.

The rights and obligations of the equity holders of the Company (the Members) are governed by the Limited Liability Company Agreement of Woodford Petroleum LLC (the Agreement). According to the Agreement, Members shall not be liable for the debts, obligations, or liabilities of the Company.

The Company has two classes of member units, Class A and Class B. Class A Members have the preferential position in the distributions of available cash and the authorization to appoint the Members of the Board of Managers under the terms of the Agreement. At December 31, 2021, 7,851 Class A units and 1,000 Class B units were issued. In accordance with the Agreement, Class A Members have committed to contribute up to $20,700,000 to the Company. Capital calls through December 31, 2021 from Class A Members totaled $8,008,086.

According to the Agreement, the Company shall dissolve and cease to exist upon the first to occur of the following: (a) election of the Board of Managers to dissolve the Company, (b) the occurrence of any other event causing dissolution of the Company, or (c) December 31, 2022 (or later date as approved by a majority vote of the Board of Managers).

The Company operates one reportable segment engaged in the development and production of oil and natural gas properties, and all of its operations are located in the United States. In order to maximize the Members’ value, the Company intends to divest all of its remaining oil and gas assets. As of December 31, 2021, the remaining oil and natural gas properties and their related asset retirement obligations, which the Company intends to divest or plug and abandon in 2022, were reported as Assets and Liabilities held for sale.

In 2022, the Company intends to file a Certificate of Dissolution with the Secretary of State of the State of Delaware. The Company intends to return capital to its members, subject to an analysis of the net cash available for distribution to its members and the amount of net cash that must be retained to satisfy the Company’s ongoing liabilities during the winding-up process.

Note 2. Summary of Significant Accounting Policies

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). Accounting principles followed and the methods of applying those principles which materially affect the determination of financial position, results of operations, and cash flows are summarized below.

Management Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves which, as described below, may affect the amount at which oil and gas properties are recorded.

Estimation of asset retirement obligations also requires significant assumptions. It is possible these estimates could be revised in the near term and such revisions could be material.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

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Woodford Petroleum LLC

Notes to Financial Statements

Accounts Receivable – Oil and Gas Sales

Accounts receivable – oil and gas sales include amounts due from oil and gas purchasers. Accounts receivable include accrued revenues due under normal trade terms, generally requiring payment within 30 – 60 days of production. No interest was charged in 2021 and 2020 on past-due balances. The Company’s allowance for doubtful accounts is determined based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. The Company did not provide an allowance for doubtful accounts at December 31, 2021 and 2020, based upon management’s expectation that all receivables will be collected.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including costs directly related to overhead and related asset retirement obligations, are capitalized. Costs incurred to maintain producing wells and related equipment and lease and well operating costs are charged to expense as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the unevaluated properties are impaired, the related costs are added to the capitalized costs to be amortized.

Unevaluated oil and gas properties consist principally of the Company’s acquisition costs in undeveloped leases net of transfers to depletable oil and gas properties. When leases are developed, expire, or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties.

In addition, the capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value (discounted at ten percent) of future net revenues from proved reserves, using the first of the month un-weighted average pricing for the year, based on current operating conditions, plus the fair market value of unevaluated properties. The Company recognized an impairment expense of $192,923 and $907,235 during the years ended December 31, 2021 and 2020, respectively.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves, in which case the gain or loss is recognized in the operating results of the Company. Abandoned properties are accounted for as adjustments of capitalized costs with no loss recognized.

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Woodford Petroleum LLC

Notes to Financial Statements

Asset Retirement Obligations

The Company accounts for its asset retirement obligations in accordance with FASB Accounting Standards Codification (ASC) Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). ASC Topic 410 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition, 2) initial measurement of the liability, 3) allocation of asset retirement costs to expense, 4) subsequent measurement of the liability, and 5) related financial statement disclosure. ASC Topic 410 requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.

The Company’s asset retirement obligations relate to future plugging and abandonment costs of its oil and gas properties. Under the provisions of ASC Topic 410, the fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. The liability is accreted each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, the difference is recorded as an adjustment to the full cost pool.

Revenue Recognition

The Company’s revenues are primarily derived from its interests in the sale of oil and natural gas production. The Company recognizes revenue from its interests in the sales of oil and natural gas in the period that its performance obligations are satisfied. Performance obligations are satisfied when the customer obtains control of product, when the Company has no further obligations to perform related to the sale, when the transaction price has been determined and when collectability is probable. The sales of oil and gas are made under contracts which the related-party operators of the wells have negotiated with customers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and natural gas production from one to two months after delivery. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in accounts receivable, net in the balance sheets. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received, however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained.

The Company’s oil is typically sold at delivery points under contract terms that are common in the industry. The Company’s natural gas produced is delivered to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the industry. Regardless of the contract type, the terms of these contracts compensate the well operators for the value of the oil and gas at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil and gas.

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Woodford Petroleum LLC

Notes to Financial Statements

The Company’s disaggregated revenue has two revenue sources which are oil sales and natural gas sales and only operates in one geographic area.

	2021	2020

Oil sales	$498,389	$396,062
Gas sales	1,329	4,500

	$499,718	$400,562

Income Taxes

The Company is organized as a Delaware limited liability company and is treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income or loss of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision has been made in the financial statements of the Company since the federal income tax is an obligation of the members.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), related to accounting for uncertainties in income taxes. ASC Topic 740 provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. ASC Topic 740 requires that the Company recognize in its financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining its state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions.

The Company did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2021 and 2020.

Under the new centralized partnership audit rules effective for tax years beginning after 2018, the Internal Revenue Service (IRS) assesses and collects underpayments of tax from the Company instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Member income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the financial statements.

Significant Concentrations

At times, the Company maintains its cash and cash equivalents in bank deposit accounts which, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk to be more than nominal.

The Company had revenues from two and three purchasers which accounted for 100% of oil and gas revenues for the years ended December 31, 2021 and 2020, respectively. This concentration of customers may impact the Company’s overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Company believes this risk is mitigated by the size, reputation and nature of its purchasers. The Company generates 100% of its revenues from oil and gas production in Oklahoma.

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Woodford Petroleum LLC

Notes to Financial Statements

Note 3. Oil and Gas Properties - Assets Held For Sale

Assets held for sale and oil and gas properties consist of the following at December 31, 2021 and 2020, respectively:

	2021	2020

Proved properties	$5,423,391	$5,415,992

Accumulated depreciation, depletion, amortization and impairment	(4,014,834)	(3,598,162)

Assets Held for sale / Oil and gas properties, net	$1,408,557	$1,817,830

Depreciation, depletion and amortization expense was $223,748 and $245,521 during the years ended December 31, 2021 and 2020, respectively.

Note 4. Long-term Debt

On May 22, 2020, the Company entered into a note payable agreement for $150,900, with the United States Federal Government under the Economic Injury Disaster Loan (EIDL) administered by the United States Small Business Administration (SBA). The note payable bears interest of 3.75% per year and is payable in monthly payments beginning a year from the effective date, which was later extended for an additional year. As such, monthly payments will begin in May of 2022. The note matures on May 22, 2050.

Note 5. Asset Retirement Obligations - Liabilities Held For Sale

The following is a reconciliation of the asset retirement obligations at December 31, 2021 and 2020, respectively which are included in liabilities held for sale:

	2021	2020

Balance, beginning of year	$75,925	$87,734
Liabilities settled	-	(14,918)
Accretion expense	3,242	3,109

Balance, end of year	$79,167	$75,925

The Company has recorded $10,747 as current in the balance sheet as of December 31, 2021 based upon the expected timing of the related retirement activities. The Company had no current amount as of December 31, 2020.

Note 6. Related Party Transactions

One of the Class A members of the Company holds 100% of the ownership in K3 Oil and Gas Operating Company (K3 Operating). K3 Operating is the operator for the Company, and pays the majority of expenditures, including capital and operating expenses, on the Company’s behalf. The Company then reimburses K3 Operating for its portion of the expenditures. As of December 31, 2021 and 2020, the Company had a payable to K3 Operating related to these expenditures in the amounts of $5,487 and $118,248, respectively. Substantially all of the general and administrative expenses were incurred by and charged to the Company by K3 Operating.

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Woodford Petroleum LLC

Notes to Financial Statements

Note 7. Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurements and Disclosures (ASC Topic 820) defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurement. The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1	Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3	Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair Value on a Nonrecurring Basis

Asset Retirement Obligations

The asset retirement obligations estimates are derived from historical costs and management’s expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 5 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

Note 8. Members’ Equity Accounts

Capital contributions will be based on capital calls, to be determined by the Board of Managers. Contribution requests to the Members will be based on their commitment and any items in nature of income or gain will be applied to the Members’ capital accounts in accordance with their earnings interest, as defined by the Agreement.

The Company has two classes of members’ equity; Class A Units and Class B Units. Class A Units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class B Units, otherwise referred to as management incentive units (MIUs), do not have voting rights. Class B unit holders will only be entitled to share in distributions and allocations if and to the extent applicable thresholds have been met. Class B Units are discussed further in Note 9.

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Woodford Petroleum LLC

Notes to Financial Statements

Note 9. Management Incentive Units

The Company has a Management Incentive Plan (the Incentive Plan) to award management incentive units (in the form of Class B units) to key employees and independent contractors of the Company. The Incentive Plan is administered by the Company’s Board of Managers (the Board) and is subject to termination, at any time, as determined by the Board. The Agreement states that these Class B units are Profits Interests and are subject to vesting and achievement of a performance hurdle.

The MIUs fall under the guidance of FASB ASC topic 718, Compensation – Stock Compensation (ASC Topic 718). ASC Topic 718 addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the company, or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions and generally requires that such transactions be accounted for using a fair value based method.

The Company was required to implement the provisions of ASC Topic 718 when the Board of Managers issued Management Incentive Interests to certain key employees of Management. Management Incentive Interests entitle holders to the contractual distribution of profits of the Company if certain targeted investment returns are achieved, with no investment required to become a Management Incentive Interest Member.

The Management Incentive Interests will be accounted for consistent with the requirements of ASC Topic 718, due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments. The Management Incentive Interests represent non-voting equity interests and do not have an exercise price. Members holding these interests shall be subject in all respects to the LLC Agreement, including provisions relating to the distribution of such profits, information rights with respect to the Company, competition and confidentiality.

Based on the relevant terms that define the Management Incentive Interests, these instruments should be treated as an equity ownership interest of the Company. An immaterial value was attributed to and no expense was recognized on these Units during the year of issuance. A total of 1,000 Management Incentive Interests were issued during the years ended December 31, 2021 or 2020.

Note 10. Commitments and Contingencies

Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from third party litigation, federal, state and local environmental and health and safety laws and regulations. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Environmental Issues

The Company’s operations are subject to risks normally incident to the exploration for and the production of oil and gas, including blowouts, fires, and environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks. In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

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Woodford Petroleum LLC

Notes to Financial Statements

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company. No claim has been made, nor is the Company aware of the assertion of any liability which the Company may have, as it relates to any environmental cleanup, restoration or the violation of any rules or regulations relating thereto. In addition, the Company is subject to extensive regulation at the federal and state levels that may materially affect its operations.

Note 11. Subsequent Events

The Company evaluates events and transactions occurring after the balance sheet date but before the financial statements are available to be issued. The Company evaluated such events and transactions through June 10, 2022, the date the financial statements were available for issuance and determined the following subsequent events that require recognition or disclosure in the financial statements:

●	Due to the recent events in Europe and around the globe, the Company has taken a number of measures to monitor and mitigate the effects of U.S. sanctions, and any other global actions that could have an impact on the Company’s operations. At this stage, any negative impact on the Company’s business and results has not been significant and based on management’s experience to date the Company expects this to remain the case.
●	In January 2022, the Company sold all assets to US Energy Corporation in exchange for shares of common stock in US Energy Corporation.

Note 12. Supplemental Information on Oil and Gas Producing Activities (Unaudited)

Proved oil and gas reserves are those quantities of crude oil and natural gas which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. Estimated proved developed oil and gas reserves can be expected to be recovered through existing wells with existing equipment and operating methods. The Company reports all estimated proved reserves held under production-sharing arrangements utilizing the “economic interest” method.

Proved oil and gas reserves have been estimated by in-house petroleum engineers. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules and accounting standards based on the unweighted average prices per barrel of oil and per Mcf of natural gas at the first day of each month in the 12-month period prior to the end of the reporting period.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The reserve data in the following tables only represent estimates and should not be construed as being exact.

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Woodford Petroleum LLC

Notes to Financial Statements

The following reserves schedule sets forth the changes in estimated quantities of proved crude oil and natural gas reserves:

	2021			2020
	Oil	Gas		Oil	Gas
	bbl	mcf	BOE	bbl	mcf	BOE
Total proved reserves:
Reserve quantities, beginning of year	154,160	42,610	161,262	163,890	51,020	172,393
Revisions of previous estimates	(51,436)	(12,398)	(53,502)	1,156	(6,649)	48
Discoveries and extensions	-	-	-			-
Purchases of minerals in place	-	-	-	-	-	-
Sale of minerals in place	-	-	-	-	-	-
Production	(48,934)	(16,822)	(51,738)	(10,886)	(1,761)	(11,180)
Reserve quantities, end of year	53,790	13,390	56,022	154,160	42,610	161,262
Proved developed reserves, end of year	53,790	13,390	56,022	70,650	3,250	71,192
Proved undeveloped reserves, end of year	-	-	-	83,510	39,360	90,070

Costs Incurred in Oil and Natural Gas Property Acquisitions and Development Activities

The Company did not incur any costs related to oil and natural gas acquisitions and development for the years ended December 31, 2021 and 2020:

	2021	2020

Proved property acquisition	$-	$-
Unproved property acquisition	-	-
Development	-	-
Exploration	-	-

Total	$-	$-

Capitalized Costs

The following table sets forth the capitalized costs and associated accumulated depreciation, depletion, and amortization relating to the Company’s oil and gas acquisition, exploration, and development activities:

	2021	2020

Proved properties	$5,423,391	$5,415,992
Accumulated depreciation, depletion, amortization and impairment	(4,014,834)	(3,598,162)

Assets Held for sale / Oil and gas properties, net	$1,408,557	$1,817,830

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Woodford Petroleum LLC

Notes to Financial Statements

Future Net Cash Flows

Future cash inflows as of December 31, 2021 and 2020 were calculated using an unweighted arithmetic average prices per barrel of oil and per Mcf of natural gas at the first day of each month in the 12-month period prior to the end of the reporting period, except where prices are defined by contractual arrangements. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

The following table sets forth unaudited information concerning future net cash flows for proved oil and gas reserves. The standardized measure presented does not include the effects of income taxes as the Company is taxed as a partnership and not subject to federal income taxes. This information does not purport to present the fair market value of the Company’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

	2021	2020

Future cash inflows	$3,395,290	$6,022,980
Future cash outflows:
Production costs	(1,519,110)	(2,618,680)
Development costs	(117,500)	(816,670)
Income taxes	-	-

Future net cash flows	1,758,680	2,587,630
10% annual discount factor	(429,290)	(769,800)

Standardized measure of discounted future net cash flows	$1,329,390	$1,817,830

The following table sets forth the principal sources of change in the discounted future net cash flows:

	2021	2020
Standardized measure of discounted future net cash flows, beginning of year	$1,817,830	$2,842,000
Sales of oil and gas, net of production costs and taxes	(1,498,688)	(245,000)
Net changes in prices and production costs	1,426,480	(1,187,000)
Changes in estimated future development costs	699,170	20,000
Extensions and discoveries	-	-
Revision in previous quantity estimates	(1,354,420)	1,000
Previously estimated development costs incurred		103,000
Purchases of minerals in place	-	-
Sale of minerals in place	-	-
Net change in income taxes	-	-
Accretion of discount	231,858	284,000
Changes in timing and other	7,160	-

Standardized measure of discounted future net cash flows, end of year	$1,329,390	$1,818,000

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